UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2018

Lightning Gaming, Inc.

(Exact name of registrant as specifed in its charter)

Nevada	000-52575	20-8583866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

23 Creek Circle, Suite 400, Boothwyn, Pa 19061

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) 610 494 5534

_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act ☐

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2018, Lightning Gaming, Inc. (“LGI”), together with our subsidiaries Lightning Poker, Inc. (“LPI”) and Lightning Slot Machines, LLC (“LSM”), (LGI, LSM and LPI are hereinafter individually and collectively referred to as the “Company”) entered into a Master Loan Agreement (the “Loan”) with PDS Gaming LLC (“PDS” or the “Lender”) to make a series of advances under the Loan in the principal amount of up to $2,500,000 for the purposes of financing the purchase or manufacturing of equipment. The Loan will be evidenced by Promissory Notes (each a “Note” and collectively the “Notes”) executed by the Company payable to the order of the Lender, and secured by a Security Agreement dated of even date with the Loan, between the Company and the Lender (the “Security Agreement”) granting a security interest to the Lender in all of the Company’s right, title and interest in and to personal property, tangible and intangible, wherever located or situated and whether now owned or acquired or created. The Loan will be advanced, in parts, pursuant to the Loan and in the amounts of each Note during the advance period which expires on July 17, 2019. Each subsequent advance will be made at the Lender’s sole and absolute discretion.

The Notes will bear interest on the outstanding principal amount at a rate per annum equal to an annual rate of 11% based on a 360 day year. Payments consisting of principal and interest, as well as “Contingent Interest Payments” of $3.50 per day for each on-line day up to a maximum of 730 on-line days for each unit financed under the Note are due and payable monthly. Each Note matures in 36 months and Contingent Interest Payments mature 48 months after the respective closing of each Note. Monthly payments on the initial advance, dated July 17, 2018 and evidenced by a Note in the principal amount of $489,989, will commence on August 17, 2018 and will mature on July 17, 2021.

In the event that the Company sells equipment financed under the Note, payment in the amount equal to the pro-rata portion of accrued interest and principal balance outstanding due under the Note on the sold equipment, plus a prepayment fee equal to 7% of the sales price, is due and payable to the Lender.

The maturity of the Notes is subject to acceleration in the event of a default by the Company, which would include, among other things, failure to pay any or all of the payments due under the Loan, revocation or involuntary lapse of any licenses that are material to the Company’s business, an unstayed or undischarged judgment against the Company in excess of $50,000, insolvency, or upon the filing of a petition of bankruptcy.

The above description of the financing transaction is merely a summary of its material terms. A copy of the material agreement relating to the financing transaction is filed as an exhibit to this Form 8-K. Interested parties should read those agreements in their entirety.

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Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to Item 1.01 of this Form 8-K for information concerning the direct financial obligation on which we have become obligated under the Loan.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits:

Exhibit No.	Description
99.1	Master Loan Agreement
99.2	Security Agreement
99.3	Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTNING GAMING, INC.

Date: July 17, 2018	By:	/s/ Brian D. Haveson
Brian D. Haveson Chief Executive Officer

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